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                                                                 Exhibit 23.02





                               CONSENT OF COUNSEL


We consent to the reference to our firm under the caption "Legal Matters" in Post-Effective Amendment No. 2 to the Form S-1 Registration Statement (Reg. No. 333-50209) as filed with the United States Securities Exchange Commission on or about April 26, 2000 and the related Prospectus of The Millburn World Resource Trust. In giving the foregoing consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, or the rules and regulations of the SEC thereunder.

                                                Richards, Layton & Finger, P.A.


April 26, 2000